Exhibit 16.1

[LETTERHEAD OF CHOI, KIM & PARK, LLP]

4/4/2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

RE: Winwheel Bullion, Inc.

File Ref. No. 000-52677

We have read Winwheel Bullion, Inc's statements included under Item 4.01 of its Form 8-K filed on April 1, 2011 and we agree with such statements concerning our firm.

/s/ Choi, Kim & Park, LLP

Choi, Kim & Park, LLP
Los Angeles, California